EXHIBIT 99.1

                                  NEWS RELEASE

                                                              Company Contacts:
                                      Investors: Frank Hopkins or Chris Paulsen
                                     Media and Public Affairs:   Susan Spratlen
                                                                 (972) 444-9001

 Pioneer Offered Exploration Rights in Nigeria - Sao Tome and Principe Bid Round

Dallas, Texas, June 2, 2005 -- Pioneer Natural Resources Company (NYSE:PXD) confirmed today the announcement by the Nigeria - Sao Tome and Principe Joint Development Authority (JDA) that its subsidiary, Pioneer Resources Africa Limited, has been offered the right to conduct exploration activities in Blocks 2 and 3 of the Joint Development Zone (JDZ) in offshore Sao Tome and Principe and Nigeria. The Company is awaiting official notification from the JDA.

Pioneer is part of a consortium with Devon Energy (NYSE: DVN) and ERHC Energy Inc. (OTCBB: ERHE) which was offered 65% interest in Block 2 and 25% interest in Block 3. Upon receipt of the official notice of the offer, the Company will determine its next steps regarding the negotiation of a joint operating agreement with the other offerees and an acceptable production sharing contract with the JDA.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Equatorial Guinea, Nigeria, South Africa and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.



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